Exhibit 99.1

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(Nasdaq: DESC)

Contact:

At the Company:

John Glidden VP. of Finance

(203) 678-2355

DISTRIBUTED ENERGY REPORTS RECORD REVENUES,

REDUCED NET LOSS IN 2nd QUARTER

Investor Conference Call Set for Friday, August 5th at 11:00AM (EDT)

WALLINGFORD, CT, August 4, 2005 – Distributed Energy Systems Corp. (Nasdaq: DESC) reported today that revenues rose sharply to $12.2 million for the second quarter ended June 30, 2005, compared with $4.3 million in the same period one year ago. The company narrowed its second quarter 2005 net loss to $4,502,000 or $0.13 per share, from $5,894,000, or $0.17 per share, during 2004.

Record quarterly revenues primarily reflect strong performance at its Northern Power Systems unit, the company said. Northern Power, along with Proton Energy Systems, merged to form Distributed Energy Systems in late 2003. The combined company provides industrial and commercial markets with products and services offering greater control over the supply and cost of power, as well as increased efficiency and reliability.

“During the quarter, we saw continuing strength in business development and a growing backlog for Northern Power’s remote and on-site electric power systems and services,” said Chip Schroeder, DESC’s president. “Growth, from existing and new customers alike, stems from the rapid progress being made at Northern Power, especially through our offices in California, New York and Texas that were set up to serve the expanding new energy marketplace.”

“However, even as we strive to grow Northern Power’s revenues and foster Proton Energy Systems’ penetration of large existing markets for its on-site commercial hydrogen systems,” he continued, “we are mindful of the need to control operating costs, improve margins and strengthen cash flow. Results this year and going forward must do an even better job of reflecting our intensified focus on three things – solid revenue growth, lower costs and a good balance sheet,” Mr. Schroeder added.

DESC reported that the company’s gross margins were positive for the third consecutive quarter. In addition, cash and marketable securities as of June 30, 2005 were $45.8 million compared to $49.8 million as of March 31, 2005. The change primarily reflected the net loss for the quarter, with working capital requirements remaining essentially unchanged. The company defines working capital as current assets minus current liabilities excluding cash and marketable securities.

2nd Quarter Highlights:

Distributed Energy Systems noted several major developments since the last conference call on May 5, 2005, including:

•	A contract for Northern Power to design and install a 165 kW power generation system for a wastewater treatment facility for the New York Power Authority.

•	A $3 million contract for Northern Power to design, engineer and construct a 400 kW solar power system for Timberland.

•	A three-year distribution agreement with Airgas to market and distribute Proton’s HOGEN on-site hydrogen generators in the U.S.

•	A similar agreement with Praxair to become the exclusive distributor in Canada and a U.S. distributor for Proton’s HOGEN on-site hydrogen generators.

•	A $1.1 million contract for Northern Power to design, engineer and install an advanced energy storage system for the Palmdale Water District’s Southern California water treatment plant.

•	The selection of Proton by Air Products as the preferred supplier for its electrolysis-based hydrogen energy stations.

In addition, earlier this week DESC announced that its Proton unit had entered into an agreement with Linde Gas, one of the world’s largest international gas distributors, to become part of the Proton network of distributors, with responsibility for serving the U.S., the Caribbean and Mexico.

Outlook:

“Developments such as these – together with the momentum from customers who see the need to think smarter and differently about their electric power priorities – continue to bolster our optimism,” Mr. Schroeder concluded. “We believe these trends and our operational improvements should enable us to report continuing progress toward profitability over the next several quarters.”

Conference Call:

The Company will host a conference call tomorrow, Friday, August 5, 2005 at 11:00 a.m. EDT to discuss second quarter results and other matters of interest to investors and shareholders. Individuals wishing to participate in the conference call should dial (800) 329-9097, pass code 97357836, or for international calls (617) 614-4929. A replay will be available through August 19, 2005 by dialing (888) 286-8010, pass code 84998231 or on the company’s website. A slide presentation and the call will also be broadcast live over the Internet, and can be accessed by all interested parties at www.vcall.com or through the investors’ section of the Distributed Energy Systems website at www.distributed-energy.com.

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (NASDAQ: DESC) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems (www.protonenergy.com) and Northern Power

Systems (www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Distributed Energy’s goals, future revenue and profitability, financial sustainability, and marketing arrangements and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Distributed Energy disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Distributed Energy’s forward-looking statements include, but are not limited to, our failure to perform contracts for customers profitably, complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, and other factors detailed in Distributed Energy’s Form 10-Q for the quarter ended March 31, 2005, and other filings Distributed Energy may make from time to time with the SEC.

Distributed Energy Systems Corp.

Financial Results

(Unaudited)

Income Statement Data:
	Quarter Ended June 30,
	2005	2004
Net revenue	$12,167,000	$4,321,000
Net cost of sales	10,984,000	4,513,000
Research and development	1,237,000	1,417,000
General and administrative	4,581,000	4,432,000

Loss from operations	(4,635,000)	(6,041,000)
Interest income, net and other	133,000	147,000

Net loss	$(4,502,000)	$(5,894,000)

Loss per share, basic and diluted	$(0.13)	$(0.17)

Weighted average shares outstanding	35,970,854	35,427,806

	Six Months Ended June 30,
	2005	2004
Net revenue	$21,703,000	$6,275,000
Net cost of sales	19,825,000	6,689,000
Research and development	2,578,000	3,343,000
General and administrative	8,787,000	9,241,000

Loss from operations	(9,487,000)	(12,998,000)
Interest income, net and other	272,000	351,000

Net loss	$(9,215,000)	$(12,647,000)

Loss per share, basic and diluted	$(0.26)	$(0.36)

Weighted average shares outstanding	35,847,509	35,400,673

Selected Balance Sheet Data:

	June 30, 2005	March 31, 2005	December 31, 2004
Cash and marketable securities	$45,792,000	$49,782,000	$59,135,000
Deferred costs	4,305,000	3,450,000	3,731,000
Total assets	115,748,000	117,527,000	124,571,000
Deferred revenue	4,739,000	4,067,000	4,302,000
Total current liabilities	16,377,000	13,854,000	16,308,000
Total long-term liabilities	8,578,000	8,714,000	8,829,000
Total stockholders’ equity	90,793,000	94,959,000	99,434,000
Total liabilities and stockholders’ equity	115,748,000	117,527,000	124,571,000

SOURCE: Distributed Energy Systems Corp.